UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 17, 2006

Sipex Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-27892	04-6135748
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

233 South Hillview Drive, Milpitas, California		95035
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	408-934-7500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On August 17, 2006, the Board of Directors of Sipex Corporation ("Sipex") approved the grants of options to purchase 10,000 shares of Sipex’s common stock (the "Options") at an exercise price of $3.35 per share, which was the closing price of Sipex’s common stock as listed on the Pink Sheets on that date, to each of the following non-employee members of the Board of Directors: Joseph Consoli, John Arnold, Brian Hilton, Doug McBurnie, Lionel Olmer and Thomas Redfern. The Options will vest over a one-year period in four (4) equal installments starting from July 26, 2006. These Options will be granted pursuant to the terms of Sipex’s form of Stand Alone Option Grant Agreement.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sipex Corporation

August 21, 2006	By:	Clyde R. Wallin

Name: Clyde R. Wallin
Title: Chief Financial Officer and Senior VP of Finance